Exhibit 99.3
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              MR. DE LARGIE AND MR. GOYZUETA APPOINTED DIRECTORS OF
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                                 ANDRESMIN GOLD
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LIMA,  PERU - April 14, 2005 - Andresmin Gold  Corporation  ("Andresmin"  or the
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"Company") (OTCBB:ADGD) held a special meeting today, and is pleased to announce that Mr. de Largie and Mr. Goyzueta have been appointed directors of the Company. The Company is confident that both gentlemen will become valuable members of the Company's management team and important contributors to the Company's future success.

Mr de Largie is a senior project manager and exploration expert. He has supervised and logged over 60,000 meters of diamond drilling in his career of 15 years. He is a geologist experienced working in culturally diverse, socially, and environmentally sensitive areas, and he has worked on exploration and mining projects in Australia, the United States, Botswana, South Africa, and Peru, with companies including Ashton Mining, Aurora Gold, Billiton Exploration, Western Mining, and Savage Exploration to name a few.

Mr. Goyzueta has an impressive track record spanning over seven years working as an executive with natural resource companies in Peru. He is General Manager and serves on the Board of Directors of Interpacific Oil, Peru's only biodiesel company. He also serves on the Board of Directors of Oiltec, Gulf Oil International's partner in Peru. Furthermore, he is President of two Peruvian mining companies, Compania Minera Moria and Minera Inka Sol. In addition to his Peruvian natural resource expertise, Mr. Goyzueta holds a degree in Economics and Finance from Bentley College in Boston, and has a large network of high level contacts throughout Latin America.

Mr. Ian Brodie, President commented, "Mr. de Largie and Mr. Goyzueta are valuable additions to our management team. Their successes and extensive senior executive experience working for major mining companies throughout the world will definitely enhance the Company's objectives."

About Andresmin Gold Corporation
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Andresmin is committed to building  shareholder  value through the  acquisition, exploration, and development of high quality mineral projects in the prime Central Andes region of South America, which annually produces 42% of the world's copper (over $18 billion each year). The Company has an impressive property portfolio with ten projects of merit encompassing 16,400 hectares of strategically located and highly prospective ground. The Winicocha copper-gold project in southern Peru is Andresmin's flagship project. Centromin reports Winicocha hosts an inferred reserve of 1.4 million ounces of gold, thought to be near surface expression of a much larger underlying copper-gold porphyry deposit. Recent sampling found a geochemical anomaly with grades ranging to 1.0% copper and 5.0 grams per tonne gold, and coincident geophysics has outlined three large anomalies. Exploration is ongoing on all projects. Andresmin trades under the symbol ADGD on the NASDAQ over-the-counter bulletin board.

For further information please contact:
Equity Research
Toll (888) 689-1620
investor@andresmin.com
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www.andresmin.com
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THIS NEWS RELEASE MAY INCLUDE  FORWARD-LOOKING  STATEMENTS WITHIN THE MEANING OF
SECTION 27A OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, AND SECTION 21E OF THE UNITED STATES SECURITIES AND EXCHANGE ACT OF 1934, AS AMENDED, WITH
RESPECT  TO  ACHIEVING  CORPORATE  OBJECTIVES,   DEVELOPING  ADDITIONAL  PROJECT
INTERESTS,   ANDRESMIN'S  ANALYSIS  OF  OPPORTUNITIES  IN  THE  ACQUISITION  AND
DEVELOPMENT OF VARIOUS PROJECT INTERESTS AND CERTAIN OTHER MATTERS. THESE STATEMENTS ARE MADE UNDER THE "SAFE HARBOR" PROVISIONS OF THE UNITED STATES PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND INVOLVE RISKS AND UNCERTAINTIES WHICH COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE IN THE FORWARD-LOOKING STATEMENTS CONTAINED HEREIN.